CERTIFICATE OF QUALIFIED PERSON

As an author of the report entitled "New Afton 43-101 Independent Technical Report" dated April, 2007, as revised June, 2007 (the "Technical Report"), I, Rolf Schmitt, do hereby certify that:

1.

I am employed as Project Manager by:

Rescan Environmental Services Ltd,
1111 West Hastings Street, Vancouver B.C. V6E 2J3

2.

I graduated with a Master of Science, Geology (1993) from the University of Ottawa; Master of Science, Regional Planning (1985) from the University of British Columbia; and, a Bachelor of Science, Honours Geology (1977) from the University of British Columbia.

3.

I am a Professional Geoscientist, Registration No. 19824, in the Province of British Columbia.

4.

I have worked as a Geologist for more than 20 years, as Manager of Geoscience for 5 years, and as Project Manager for 5 years since my graduation from undergraduate university.

5.

I have read the definition of "Qualified Person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "Qualified Person" for the purposes of NI 43-101.

6.

I am responsible for the preparation of Sections 25.4, and 25.6 to 25.8 of the Technical Report. I personally supervised the environmental and socio-economic baseline and assessment program of the New Afton Project for the purposes of preparing and submitting an Application for a Permit Approving the Mine Plan and Reclamation Program under the Mines Act and the Feasibility Report. I worked collaboratively and under the direction of John Shillabeer, P.Eng, Hatch Associates, and Kevin J. Ross, COO of New Gold Inc.

7.

As of the date of this certificate, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

8.

I am independent of New Gold Inc., applying all the tests in section 1.5 of NI 43-101.

9.

I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

Dated this 15th April, 2009.

/s/ Rolf Schmitt
Rolf Schmitt